UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: May 1, 2009
GREENHAVEN CONTINUOUS COMMODITY INDEX FUND
(Registrant)
(Exact name of registrant as specified in its charter)
GREENHAVEN CONTINUOUS COMMODITY INDEX MASTER FUND
(Rule 140 Co-Registrant)
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-0151234 (Registrant) 26-0151301 (Co-Registrant) (IRS Employer ID Number)

c/o Greenhaven Commodity Services, LLC 3340 Peachtree Road Suite 1910 Atlanta, GA (Address of principal executive offices)	30346 (Zip Code)
001-33908
001-33909
(Commission File Number)
(404) 239-7942
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreements.
On April 30, 2009, GreenHaven Commodity Services, LLC (the Managing Owner of GreenHaven Continuous Commodity Index Fund and GreenHaven Continuous Commodity Index Master Fund) entered into an amendment to its Agreement for Marketing Services (the “Agreement”) with ALPS Fund Services, Inc. (“ALPS”), dated January 14, 2008. Pursuant to the amendment, entitled “Amendment No.1 to Agreement for Marketing Services” (the “Amendment”), it was agreed that ALPS Distributors, Inc. (“ALPS Distributors”), an affiliate of ALPS, replaced ALPS in its entirety as a party to the Agreement and assumed all of ALPS’ duties and obligations set forth in the Agreement, effective as of April 30, 2009.
The foregoing description is qualified in its entirety by the complete form of Amendment, attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
10.1 —
Amendment No.1 to Agreement for Marketing Services, dated April 30, 2009
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934 each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENHAVEN CONTINUOUS COMMODITY INDEX FUND By Greenhaven Commodity Services, LLC, the Managing Owner
By:	/s/ Ashmead Pringle
	Name:	Ashmead Pringle
	Title:	Chief Executive Officer

GREENHAVEN CONTINUOUS COMMODITY INDEX MASTER FUND By Greenhaven Commodity Services, LLC, the Managing Owner
By:	/s/ Ashmead Pringle
	Name:	Ashmead Pringle
	Title:	Chief Executive Officer

Date: May 1, 2009

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

10.1*	Amendment No.1 to Agreement for Marketing Services, dated April 30, 2009

*	Filed herewith.